Exhibit 10.2

ASSIGNMENT OF PURCHASE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AGREEMENT (this “Assignment”), is made and entered into this 13 day of October, 2014, by and among OVERLAND PARK REHAB, LP, a Texas limited partnership (the “Seller”), CARTER VALIDUS PROPERTIES, LLC, a Delaware limited liability company (the “Purchaser” or “Assignor”), and CARTER VALIDUS PROPERTIES II, LLC, a Delaware limited liability company (the “Assignee”) (Seller, Purchaser and Assignee are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).

RECITALS

A. Seller and Purchaser have entered into that certain Purchase Agreement (the “Purchase Agreement”), dated effective as of July 24, 2013, pursuant to which Purchaser has agreed to acquire the Property known as Heartland Rehabilitation Hospital (as more particularly described therein, the “Property”).

B. The Parties desire to enter into this Assignment to, among other things, assign the Purchaser’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Purchaser’s obligations and liabilities under the Purchase Agreement.

ASSIGNMENT

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment of Purchase Agreement. Purchaser hereby assigns and transfers to Assignee all of Purchaser’s right, title, claim and interest in and to the Purchase Agreement, the Property, and all sums paid or deposited into escrow or to Seller by Purchaser in connection with the Purchase Agreement.

2. Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Purchaser under the Purchase Agreement from and after the Effective Date but not any obligations or indemnities that arose prior to the Effective Date, in accordance with the terms thereof.

3. Amendment to Purchase Agreement. The Purchase Agreement is hereby amended in the following manner:

a.	Seller hereby acknowledges the foregoing assignment of Purchaser’s rights under the Purchase Agreement to Assignee.

4. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Seller that each and every representation and warranty made by Purchaser in the Purchase Agreement is true and correct with respect to Assignee as of the date of the Purchase Agreement and the Closing Date (as defined in the Purchase Agreement).

3. Ratification of Agreements. Except as expressly amended and modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.

This Assignment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile, electronic or similar reproduction of a signature by one or more of the parties shall be treated as an execution in writing for purposes of this execution of this Assignment.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

The parties have executed this Assignment as of the date first written above.

SELLER:

OVERLAND PARK REHAB, LP,
a Texas limited partnership

By: Overland Park Rehab, GP, LLC, a Texas limited liability company, its general partner

By:	/s/ Robert Hodge
Robert Hodge
Vice President

PURCHASER/ASSIGNOR:

CARTER VALIDUS PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Lisa Collado
Print Name:	Lisa Collado
Title:	Vice President

ASSIGNEE:

CARTER VALIDUS PROPERTIES II, LLC, a Delaware limited liability company

By:	/s/ Lisa Collado
Print Name:	Lisa Collado
Title:	Vice President